UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2020

MERIDIAN BIOSCIENCE, INC.

(Exact Name of Registrant as Specified in Charter)

Ohio	0-14902	31-0888197
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3471 River Hills Drive Cincinnati, Ohio	45244
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (513) 271-3700

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	VIVO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 28, 2020, the Board of Directors (“Board”) of Meridian Bioscience, Inc. (“Meridian” or the “Company”) elected Anthony P. Bihl III to the Board to serve as a director effective immediately until the next annual meeting of shareholders.

Mr. Bihl had been Chief Executive Officer and a member of the board of managers of Bioventus, LLC, a company that develops, manufactures and sells products that promote active orthopedic healing, from December 2013 to April 2020. From June 2011 through June 2012, he was Group President American Medical Systems, or AMS, a subsidiary of Endo Pharmaceuticals. Mr. Bihl was President, Chief Executive Officer and a director of AMS from April 2008 until Endo acquired AMS in June 2011. He served as Chief Executive Officer of the Diagnostics Division of Siemens Medical Solutions from January to November 2007, and as President of the Diagnostics Division of Bayer HealthCare from 2004 through 2006. Prior to that, Mr. Bihl served in a number of operations and finance roles at Bayer HealthCare and for over 20 years at E.I. DuPont.

Mr. Bihl is a director and chairman of the board of Spectral Medical, Inc. (TSX: EDTXF), a Canadian company that develops products for the diagnosis and treatment of severe sepsis and septic shock. Mr. Bihl served as a member of the Board of Directors of Nuvectra Corporation (OTC: NVTRQ) from March 2016 to May 2020. Prior to March 2016 Mr. Bihl served on the Board of Directors of Integer Holdings Corporation (NYSE: ITGR) before it spun off Nuvectra. The Board believes that Mr. Bihl is well qualified to serve on Meridian’s Board due to his 30 years of experience in the medical device industry in operations, finance and general management roles.

The Board has determined that Mr. Bihl is an independent director in accordance with guidelines that the Company has adopted, which comply with the listing standards set forth by the Nasdaq Stock Market. There is no arrangement or understanding between Mr. Bihl and any other person pursuant to which he was elected. There are no transactions in which he has an interest requiring disclosure under Item 404(a) of Regulation S-K. Pursuant to its 2012 Stock Incentive Plan, on July 28, 2020 the Company granted Mr. Bihl options to purchase 40,000 shares of common stock and 20,000 restricted share units. Mr. Bihl will participate in the compensation arrangements for non-employee directors of the Company as described under the heading “Director Compensation” on page 30 in the Company’s proxy statement filed with the SEC on December 18, 2019.

The press release issued by the Company on July 28, 2020 related to Mr. Bihl’s election is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated July 28, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN BIOSCIENCE, INC.

Date: July 28, 2020	By:	/s/ Bryan T. Baldasare
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)